Exhibit (c)(4)

CONFIDENTIAL PROJECT COMMODORE FINANCING ANALYSIS June 11, 2018 DRAFT

SOURCES & USES – VALUE CONFIRMATION (GF PROPOSAL JUNE 8, 2018)

PJ SOLOMON

Sources	Old (6/2)	Closing 10/31/2018 Current	Flex	PJ SOLOMON Review Status	Comments
Existing Cash & Investments	$5.8	$5.8	$5.8	Confirmed	10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018
ABL Revolver	144.7	141.9	128.3	Confirmed	See pages 5 - 7
ABL Revolver - FILO Tranche	--	--	8.6	Confirmed	See pages 5 - 7
ABL Revolver + FILO	**$144.7**	**$141.9**	**$136.9**		
Bridge on Other Assets	47.0	47.0	47.0	Confirmed	Redline - Short Putt - Fortress Term Sheet' received on June [8], 2018
Fortress 1st Lien Term Loan	140.0	140.0	140.0	Confirmed	Redline - Short Putt - Fortress Term Sheet' received on June [8], 2018
Fortress 2nd Lien Term Loan	95.0	95.0	95.0	Confirmed	Redline - Short Putt - Fortress Term Sheet' received on June [8], 2018
Total Debt	**$426.7**	**$423.9**	**$418.9**		
Rollover Equity	$81.2	$83.2	$88.2	Confirmed	Breakdown of Equity Rollover and Equity Consideration' received on June 8, 2018.
Total Sources	**$513.7**	**$513.0**	**$513.0**		See page 2 for detail

Uses	Old (6/2)	Current	Flex	Status	Comments
Equity Consideration	$429.4	$428.7	$428.7	Confirmed	Breakdown of Equity Rollover and Equity Consideration' received on June 8, 2018. See page 3 for further detail.
Repay Senior Notes	--	--	--	Confirmed	May 29, 2018 Press Release
Rollover of Current ABL Borrowings	21.4	21.4	21.4	Confirmed	10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018
Repay Real Estate Mortgages	32.1	32.1	32.1	Confirmed	10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018
Aggregate Consideration	**$482.9**	**$482.2**	**$482.2**		
Total Transaction Fees & Expenses	25.0	$25.0	$25.0	In Process	Per discussion, includes $14M PERY expenses, $6M financing expenses and $5M legal and advisory expenses
Minimum Cash Requirement	5.8	5.8	5.8	Confirmed	Acquirer uses projected cash and investment balance as of 10/18 closing balance sheet as minimum cash requirement
Total Uses	**$513.7**	**$513.0**	**$513.0**		

Seller Estimated Expenses	
Seller Expenses	$14.0
GF Legal and Advisory	4.4
Wells Fargo ABL Fees (a)	1.4
Fortress Financing Fees (b)	5.2
Total	$25.0

Total RSA	651,002	
Less: Time Vested RSA	(207,674)	
Total Performance Based RSA	443,328	
Less: Performance RSAs (<1 Yr)	(28,995)	
Performance RSAs (1+ Yr)	414,333	Total Deferred
Less: Oscar Rolled RSAs	(115,451)	Comp. ($M)
Total Employee Rolled RSAs	**298,882**	**$8.2**

(a) Assumes 50 bps on $275M ABL.
(b) Assumes 1.5% on $282M bridge and term loan plus $1M in legal fees as per Fortress.

1

GF EQUITY CONSIDERATION (GF PROPOSAL JUNE 8, 2018)

Offer Price	$27.50

Outstanding Shares			Source	
	Outstanding	Pro-rated Outstanding	Scope	PJ SOLOMON Notes
Non-Restricted Shares	15,216,636	15,216,636	Per Jorge Narino (as of 6/1/18)	Confirmed
Time Vested RSA	207,674	207,674	VDR 7.9.9.1 PERY Equity Awards	Confirmed
Performance RSAs (<1 Yr.)	28,995	28,995		Confirmed. Represents Board equity awards.
Performance RSAs (1+ Yr.)	414,333	115,451		Represents Oscar rolled RSAs. Per 6/8 conversation with Scope and Fortress.
Total Performance Based RSA [a]	**443,328**	**144,446**	VDR 7.9.9.1 PERY Equity Awards	
Memo: Total Restricted Stock	*651,002*	*352,120*		*Revised (6/1) restricted shares: 651,002*
Total Basic Shares Outstanding	**15,867,638**	**15,568,756**		
	Outstanding	Dilution		
Non-Qualified Options [b]	5,001	3,730	VDR 7.9.9.1 PERY Equity Awards	Confirmed. Reflects equivalent shares utilizing treasury stock method.
SARs [c]	37,336	9,891	VDR 7.9.9.1 PERY Equity Awards	Confirmed. Reflects equivalent shares utilizing treasury stock method.
RSUs [a]	7,301	7,301	VDR 7.9.9.1 PERY Equity Awards	Confirmed. Reflects equivalent shares utilizing treasury stock method.
Total Diluted Shares Outstanding	**15,917,276**	**15,589,678**		Confirmed

Equity Consideration	$428,716,140

Memo: Equity consideration would total $436,935,395 assuming 100% cash payment of RSAs

Family Ownership	Amount		
George Feldenkreis [d]	1,597,873	GF Schedule 13D/A; VDR 7.9.5	Confirmed. See below.
Oscar Feldenkreis [a]	1,223,329	OF Schedule 13D/A; VDR 7.9.5	Confirmed. See below.
Fanny Hanono	387,644	GF Schedule 13D/A	Confirmed. See below.
Total Family Ownership	**3,208,846**		
Value of Family Stake [d]	$88,243,265		
Less: $5 million Cash Out	(5,000,000)		
	$83,243,265		

Family Ownership Detail	Non-Restricted Shares	Vested RSAs	Total Unvested RSA's	Total Equivalent
George	1,590,572	7,301	--	1,597,873
Oscar	1,071,498	36,380	115,451	1,223,329
Fanny	387,644	--	--	387,644
Total	**3,049,714**	**43,681**	**115,451**	**3,208,846**

Oscar Detail	
Sole Dispositive Power	1,073,329
Less: Total RSA's	(151,831)
Plus: Shared Ownership	150,000
Total Common Ownership	**1,071,498**

(a) Assumes Oscar Feldenkreis restricted shares are rolled and remaining employee restricted shares are liabilities of the pro forma company, subject to ongoing benefits advisor review.
(b) Based on range of strike prices of $4.89 to $15.38 as per VDR 7.9.5 PERY Equity Awards.
(c) Based on range of strike prices of $17.71 to $24.26 as per VDR 7.9.5 PERY Equity Awards.
(d) Assumes Foundation shares (122,316, or $3.36M) are cashed out.

2

GF BORROWING BASE – REGULAR WAY AND FLEX (AS PRESENTED ON JUNE 2, 2018)

PJ SOLOMON

($ in Million)

	GF Proposal		PJ Solomon Sensitivity	
	9/30/2018	10/31/2018	9/30/2018	10/31/2018
Accounts Receivable				
Balance Sheet AR, net	$131.2	$135.1	$131.2	$135.1
Plus: Allowances	18.4	18.9	15.9	16.4
Allowance %	*14.0%*	*14.0%*	12.2%	*12.2%*
Gross AR	**$149.6**	**$154.0**	**$147.2**	**$151.5**
Gross Trade AR	$143.6	$147.8	$140.8	$144.9
Gross Trade AR %	*96.0%*	*96.0%*	95.6%	*95.6%*
Ineligible	$8.0	$8.3	$10.8	$11.1
Ineligible %	*5.6%*	*5.6%*	7.7%	*7.7%*
Eligible Base Gross Trade AR	**$135.6**	**$139.5**	**$129.9**	**$133.7**
Advance Rate	*90.0%*	*90.0%*	*90.0%*	*90.0%*
Total Available Accounts Receivable	**$122.0**	**$125.6**	**$116.9**	**$120.3**
Removal of Seasonal Increase of Advance Rate	**$118.6**	**$122.1**	**$113.7**	**$117.0**
Advance Rate	*87.5%*	*87.5%*	*87.5%*	*87.5%*
Inventory				
Balance Sheet Inventory	$161.8	$150.8	$161.8	$150.8
Excluded Inventory	*7.5%*	*7.5%*	*7.5%*	*7.5%*
Base Inventory	**$149.7**	**$139.5**	**$149.7**	**$139.5**
Ineligible	$9.1	$8.5	$9.4	$8.8
Ineligible %	*6.1%*	*6.1%*	*6.3%*	*6.3%*
Eligible Base Inventory	**$140.5**	**$131.0**	**$140.3**	**$130.7**
NOLV	*74.3%*	*74.3%*	74.3%	*74.3%*
Advance Rate	*95.0%*	*95.0%*	95.0%	*95.0%*
Total Available Inventory	**$99.2**	**$92.4**	**$99.0**	**$92.3**
Removal of Seasonal Increase of Advance Rate	**$94.0**	**$87.6**	**$93.8**	**$87.4**
Advance Rate	*90.0%*	*90.0%*	*90.0%*	*90.0%*
Availability				
Total Available AR & Inventory	$221.2	$218.0	$215.9	$212.6
Less: Total Reserves	(13.9)	(14.1)	(17.7)	(17.7)
Total Available Borrowing Base	**$207.3**	**$203.9**	**$198.3**	**$194.9**
Maximum Facility	*$275.0*	*$275.0*	$275.0	$275.0
Less: Draw at Close	($144.7)	($144.7)	($144.7)	($144.7)
Less: Letters of Credit	(10.0)	(10.0)	(10.0)	(10.0)
Plus: Cash	5.8	5.8	5.8	5.8
Excess Availability	**$58.4**	**$55.0**	**$49.4**	**$46.0**
Excess Availability - % of Borrowing Base	*28.2%*	*27.0%*	*24.9%*	*23.6%*
Less: Borrowing Block	**($45.2)**	**($44.5)**	**($43.2)**	**($42.5)**
Minimum Excess Availability at Closing [(a)]	*21.8%*	*21.8%*	*21.8%*	*21.8%*
Excess Availability Above Borrowing Block	**$13.2**	**$10.6**	**$6.2**	**$3.5**
$ Impact of Removal of Seasonal Increase	**($8.6)**	**($8.4)**	**($8.5)**	**($8.2)**
Availability After Removal of Seasonal Increase	**$4.6**	**$2.2**	**($2.3)**	**($4.7)**

"Regular way"

"Flex"

Source: Management forecast received May 7,2018 public filings.
Note: GF Proposal provided by Scope on June 6, 2018.
(a) Assumes 9/30 and 10/31 borrowing base.

3

GF BORROWING BASE (GF PROPOSAL JUNE 8, 2018)

PJ SOLOMON

($ in Million)

	GF Proposal		PJ Solomon Sensitivity	
	9/30/2018	10/31/2018	9/30/2018	10/31/2018
Accounts Receivable				
Balance Sheet AR, net	$131.2	$135.1	$131.2	$135.1
Plus: Allowances	18.4	18.9	15.9	16.4
Allowance %	*14.0%*	*14.0%*	12.2%	12.2%
Gross AR	**$149.6**	**$154.0**	**$147.2**	**$151.5**
Gross Trade AR	$143.6	$147.8	$140.8	$144.9
Gross Trade AR %	*96.0%*	*96.0%*	95.6%	95.6%
Ineligible	$8.0	$8.3	$10.8	$11.1
Ineligible %	*5.6%*	*5.6%*	7.7%	7.7%
Eligible Base Gross Trade AR	**$135.6**	**$139.5**	**$129.9**	**$133.7**
Advance Rate	*90.0%*	*90.0%*	*90.0%*	*90.0%*
Total Available Accounts Receivable	**$122.0**	**$125.6**	**$116.9**	**$120.3**
Inventory				
Balance Sheet Inventory	$161.8	$150.8	$161.8	$150.8
Excluded Inventory	*7.5%*	*7.5%*	*7.5%*	*7.5%*
Base Inventory	**$149.7**	**$139.5**	**$149.7**	**$139.5**
Ineligible	$9.1	$8.5	$9.4	$8.8
Ineligible %	*6.1%*	*6.1%*	*6.3%*	*6.3%*
Eligible Base Inventory	**$140.5**	**$131.0**	**$140.3**	**$130.7**
NOLV	*74.3%*	*74.3%*	74.3%	*74.3%*
Advance Rate	*95.0%*	*95.0%*	*95.0%*	*95.0%*
Total Available Inventory	**$99.2**	**$92.4**	**$99.0**	**$92.3**
Availability				
Total Available AR & Inventory	$221.2	$218.0	$215.9	$212.6
Less: Total Reserves	(13.9)	(14.1)	(17.7)	(17.7)
Total Available Borrowing Base	**$207.3**	**$203.9**	**$198.3**	**$194.9**
Maximum Facility	*$275.0*	*$275.0*	$275.0	$275.0
Less: Draw at Close	($141.9)	($141.9)	($141.9)	($141.9)
Less: Letters of Credit	(10.0)	(10.0)	(10.0)	(10.0)
Plus: Cash	5.8	5.8	5.8	5.8
Excess Availability	**$61.2**	**$57.8**	**$52.2**	**$48.8**
Excess Availability - % of Borrowing Base	*29.5%*	*28.4%*	*26.3%*	*25.1%*
Less: Borrowing Block	**($45.2)**	**($44.5)**	**($43.2)**	**($42.5)**
Minimum Excess Availability at Closing [(a)]	*21.8%*	*21.8%*	*21.8%*	*21.8%*
Excess Availability Above Borrowing Block	**$16.0**	**$13.4**	**$9.0**	**$6.3**

"Regular way"

Source: Management forecast received May 7,2018 public filings.
Note: GF Proposal provided by Scope on June 8, 2018.
(a) Assumes 9/30 and 10/31 borrowing base.

4

GF BORROWING BASE – NO SEASONAL ADVANCE // FILO + OPTIONAL GF BACKSTOP

PJ SOLOMON

($ in Million)

	GF Proposal		PJ Solomon Sensitivity	
	9/30/2018	10/31/2018	9/30/2018	10/31/2018
Accounts Receivable				
Balance Sheet AR, net	$131.2	$135.1	$131.2	$135.1
Plus: Allowances	18.4	18.9	15.9	16.4
Allowance %	*14.0%*	*14.0%*	12.2%	*12.2%*
Gross AR	**$149.6**	**$154.0**	**$147.2**	**$151.5**
Gross Trade AR	$143.6	$147.8	$140.8	$144.9
Gross Trade AR %	*96.0%*	*96.0%*	95.6%	*95.6%*
Ineligible	$8.0	$8.3	$10.8	$11.1
Ineligible %	*5.6%*	*5.6%*	7.7%	*7.7%*
Eligible Base Gross Trade AR	**$135.6**	**$139.5**	**$129.9**	**$133.7**
Advance Rate	*87.5%*	*87.5%*	*87.5%*	*87.5%*
Total Available Accounts Receivable	**$118.6**	**$122.1**	**$113.7**	**$117.0**
Inventory				
Balance Sheet Inventory	$161.8	$150.8	$161.8	$150.8
Excluded Inventory	*7.5%*	*7.5%*	*7.5%*	*7.5%*
Base Inventory	**$149.7**	**$139.5**	**$149.7**	**$139.5**
Ineligible	$9.1	$8.5	$9.4	$8.8
Ineligible %	*6.1%*	*6.1%*	*6.3%*	*6.3%*
Eligible Base Inventory	**$140.5**	**$131.0**	**$140.3**	**$130.7**
NOLV	*74.3%*	*74.3%*	74.3%	*74.3%*
Advance Rate	*90.0%*	*90.0%*	*90.0%*	*90.0%*
Total Available Inventory	**$94.0**	**$87.6**	**$93.8**	**$87.4**
Availability				
Total Available AR & Inventory	$212.6	$209.7	$207.5	$204.4
Less: Total Reserves	(13.9)	(14.1)	(17.7)	(17.7)
Total Available ABL Borrowing Base	**$198.7**	**$195.6**	**$189.8**	**$186.7**
Plus: FILO Facility Borrowing Base [a]	8.6	8.4	8.5	8.2
Total Available Borrowing Base	**$207.3**	**$203.9**	**$198.3**	**$194.9**
Maximum Facility	*$275.0*	*$275.0*	$275.0	$275.0
Less: Draw at Close	($136.9)	($136.9)	($136.9)	($136.9)
Less: Letters of Credit	(10.0)	(10.0)	(10.0)	(10.0)
Plus: Cash	5.8	5.8	5.8	5.8
Excess Availability	**$66.2**	**$62.8**	**$57.2**	**$53.8**
Excess Availability - % of Borrowing Base	*33.3%*	*32.1%*	*30.1%*	*28.8%*
Less: Borrowing Block	**($43.3)**	**($42.6)**	**($41.4)**	**($40.7)**
Minimum Excess Availability at Closing [b]	*21.8%*	*21.8%*	*21.8%*	*21.8%*
Excess Availability Above Borrowing Block	**$22.9**	**$20.2**	**$15.8**	**$13.1**

Draw at close reflects removal of $5 million Feldenkreis sell-down

"Flex"

Source: Management forecast received May 7,2018 public filings.
Note: GF Proposal provided by Scope on June 8, 2018.
(a) Calculated as 2.5% of Eligible Base Gross Trade AR, plus 5.0% of Eligible Base Inventory (NOLV).
(b) Assumes 9/30 and 10/31 borrowing base.

5

APPENDIX 6

E Q U I T Y C A P I TA L I Z AT I O N O V E R V I E W Employees / Board (a) Other Shareholders George Oscar Fanny Non-Restricted Shares Vested RSAs Unvested RSAs Total Basic Shares 1,590,572 ---- 1,071,498 36,380 115,451 387,644 ---- N/A 171,294 28,995 12,166,922 N/A N/A NQ Options (Equivalent Shares) SARs RSUs Total Options, SARs, RSUs ---- 7,301 ---- ---- ---- 3,730 9,891 --N/A N/A N/A Grand Total Note: 298,882 Employee RSAs, representing $8.2mm of deferred compensation at the $27.50 per share, are rolled into pro forma company. (a) Total Number of Non-Restricted Shares held by Employees / Board unknown. 7 213,910 12,166,922 1,597,873 1,223,329 387,644 13,621 --7,301 ---- 200,289 12,166,922 1,590,572 1,223,329 387,644 Grand Total 15,216,636 207,674 144,446 15,568,756 3,730 9,891 7,301 15,589,678 20,922 Total Feldenkreis Group 3,049,714 36,380 115,451 3,201,545 ---- 7,301 7,301 3,208,846

PRO-FORMA BALANCE SHEET (AS PRESENTED ON JUNE 2)

PJ SOLOMON

(Amounts in Thousands)

Perry Ellis Balance Sheet Comparison

	May 5, 2018			October 31, 2018	
	8-K	Adj.	Pro-Forma	Budget	Change
Assets					
Cash & Cash Equivalents	$50.5	($38.6)	$11.9	$5.6	($6.3)
Investments	4.9	(4.9)	--	0.2	0.2
Accounts Receivable	201.8		201.8	135.1	(66.8)
Inventory	151.0		151.0	150.8	(0.2)
Prepaid Expenses and Other Current Assets	9.8		9.8	9.0	(0.8)
Total Current Assets	**$418.0**		**$374.5**	**$300.6**	**($73.9)**
Property, Plant & Equipment	$55.4		$55.4	$53.5	($2.0)
Other Intangible Assets	186.0		186.0	185.6	(0.4)
Other Long-Term Assets	2.1		2.1	4.0	1.9
TOTAL ASSETS	**$661.5**		**$618.0**	**$543.7**	**($74.3)**
Liabilities and Shareholders' Equity					
Accounts Payable	52.7		52.7	39.6	($13.1)
Other Current Liabilities	51.7		51.7	31.2	(20.4)
Total Current Liabilities	**$104.3**		**$104.3**	**$70.9**	**($33.5)**
Senior Credit Facility	$62.4	$6.4	$68.8	$21.4	($47.4)
Senior Subordinate Notes	49.9	(49.9)	--	--	--
Real Estate Mortgages	32.5		32.5	32.1	(0.4)
Other Long-Term Liabilities	25.1		25.1	18.0	(7.1)
Total Long Term Liabilities	**$169.9**		**$126.4**	**$71.5**	**$54.9**
Shareholders' Equity	$387.3		$387.3	$401.4	$14.0
TOTAL LIABILITIES AND EQUITY	**$661.5**		**$618.0**	**$543.7**	**($19.4)**
Net Debt	**$89.4**		**$89.4**	**$47.7**	**($41.7)**

Source: 8-K dated May 31, 2018 and Monthly 3 Statement Projections received on May 7, 2018.

8

PF Q1 TO CLOSE CASH FLOW ANALYSIS (AS PRESENTED ON JUNE 2)

PJ SOLOMON

(Amounts in Thousands)

Budget Free Cash Flow 2018	PF Q1	May	June	July	August	September	October
Cash & Cash Equivalents	$11.9	$4.3	$5.5	$4.4	$5.5	$6.7	$5.6
Investments	--	3.1	2.6	2.2	1.8	0.5	0.2
Liquid Assets	**11.9**	**7.4**	**8.1**	**6.6**	**7.3**	**7.2**	**5.8**
Senior Credit Facility	$68.8	$74.9	$36.6	$8.4	$20.0	$29.1	$21.4
Senior Subordinate Notes	--	--	--	--	--	--	--
Real Estate Mortgages	32.5	32.4	32.4	32.3	32.2	32.2	32.1
Debt	**101.3**	**107.3**	**69.0**	**40.7**	**52.2**	**61.2**	**53.5**
Net Debt	$89.4	$99.9	$60.9	$34.1	$44.9	$54.1	$47.7
Accounts Receivable	$201.8	$190.4	$145.1	$138.1	$133.3	$131.2	$135.1
Inventory	151.0	161.9	160.1	153.8	164.2	161.8	150.8
Prepaid Expenses & Other Current	9.8	9.0	9.0	9.0	9.0	9.0	9.0
Current Assets	**$362.6**	**$361.2**	**$314.3**	**$300.9**	**$306.5**	**$302.0**	**$294.8**
Accounts Payable	$52.7	$64.3	$56.5	$67.2	$61.4	$44.6	$39.6
Other Current Liabilities	51.7	28.0	28.4	28.8	29.2	30.8	31.2
Total Current Liabilities	**$104.3**	**$92.2**	**$84.8**	**$96.0**	**$90.6**	**$75.4**	**$70.9**
Net Working Capital	**$258.3**	**$269.0**	**$229.4**	**$204.9**	**$215.9**	**$226.6**	**$224.0**
Change in Net Working Capital		($10.7)	$39.6	$24.5	($11.0)	($10.8)	$2.7
Capital Expenditures		(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)
Depreciation and Amortization		1.1	1.4	1.1	1.1	1.4	1.2
Stock Option Expense		0.6	0.7	0.5	0.5	0.6	0.5
Net Income		3.0	(1.8)	1.5	(0.7)	0.5	2.9
Free Cash Flow		**($6.9)**	**$39.0**	**$26.8**	**($10.8)**	**($9.2)**	**$6.4**

Change in Net Debt	
Total Debt	47.8
Liquid Assets	($6.1)
Total	**$41.7**

Cumulative Free Cash Flow	
Change in NWC	$34.3
Capex	(5.0)
D&A	7.3
Stock Option Expens	3.4
Net Income	5.4
Free Cash Flow	**$45.38**

Source: 8-K dated May 31, 2018 and Monthly 3 Statement Projections received on May 7, 2018.

9

SOURCES & USES – VALUE CONFIRMATION (AS PRESENTED ON JUNE 2)

PJ SOLOMON

Sources	Closing 10/31/2018	PJ SOLOMON Review – Status	Comments
Existing Cash & Investments	$5.8	**Confirmed**	10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018
ABL Revolver	144.7	**Confirmed**	
Bridge on Other Assets	47.0	**Confirmed**	Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018
Fortress 1st Lien Term Loan	140.0	**Confirmed**	Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018
Fortress 2nd Lien Term Loan	95.0	**Confirmed**	Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018
Total Debt	$426.7		
Rollover Equity	$81.2	**Confirmed**	Breakdown of Equity Rollover and Equity Consideration' received on May 31, 2018
Total Sources	**$513.7**		

Uses		Status	Comments
Equity Consideration	$429.4	**Confirmed**	Breakdown of Equity Rollover and Equity Consideration' received on May 31, 2018
Repay Senior Notes	--	**Confirmed**	May 29, 2018 Press Release
Rollover of Current ABL Borrowings	21.4	**Confirmed**	10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018
Repay Real Estate Mortgages	32.1	**Confirmed**	10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018
Aggregate Consideration	$482.9		
Total Transaction Fees & Expenses	$25.0	**In Process**	Per discussion, includes $14M PERY expenses, $6M financing expenses and $5M legal and advisory expenses
Minimum Cash Requirement	$5.8	**Confirmed**	Acquirer uses projected cash and investment balance as of 10/18 closing balance sheet as minimum cash requirement
Total Uses	**$513.7**		

Seller Estimated Expenses	
Seller Expenses	$14.0
GF Advisory	4.4
Wells Fargo ABL Fees [(a)]	1.4
Fortress Financing Fees [(b)]	5.2
	$25.0

		Total Value ($M)
Total RSA	652,049	
Less: Time Vested RSA	(208,721)	
Total Performance Based RSA	443,328	
Less: Performance RSAs (<1 Yr)	(28,995)	
Performance RSAs (1+ Yr)	414,333	
Less: 35% Paid RSA	(145,017)	
Total Forfeited RSA	**269,316**	**$7.4**
Less: Oscar Portion Forfeited	(75,043)	
Employee Forefeited RSA	**194,273**	**$5.3**

(a) Assumes 50 bps on $275M ABL.
(b) Assumes 1.5% on $282M bridge and term loan plus $1M in legal fees as per Fortress.

10

GF BORROWING BASE ASSUMPTION FOR WELLS FARGO ABL (AS PRESENTED ON JUNE 2)

PJ SOLOMON

	GF Assumption	PJ Solomon Review	Notes on Assumptions
Accounts Receivable			
		6-Month Avg.	
Allowance [(a)]	14.0%	12.2%	Historical Trends and Wells Fargo Guidance
		6-Month Avg.	
Gross Trade AR [(b)]	96.0%	95.6%	Historical Trends and Wells Fargo Guidance
		6-Month Avg.	
Ineligible [(c)]	5.6%	7.7%	Historical Trends and Wells Fargo Guidance
Advance Rate	90.0%		Wells Fargo Term Sheet: Page B-5, Section Borrowing Base, Bullet 'a'
Inventory			
Excluded Inventory	7.5%		Adjusted by Wells Fargo for inventory in territories that are not included in facility
		6-Month Avg.	
Ineligible [(c)]	6.1%	6.3%	Historical Trends and Wells Fargo Guidance
		Inv. Appraisal	
NOLV	74.3%	74.9%	Hilco Inventory Appraisal completed on April 2017. Project NOLV Comparison for Consolidated Fall 2017 on page 5.
Advance Rate	95.0%		Wells Fargo Term Sheet: Page B-6, Section Borrowing Base, Bullet 'b'
Availability			
		6-Month Avg.	
Total Reserves [(d)]	$14.1	$17.7	Historical Trends and Wells Fargo Guidance. PJS calculation represents the 6-month average of $15.4m or 8.1% of the larger collateral availability.

(a) Average calculated as allowance as a percent of gross trade and other receivables. Royalty receivables are not included. Source: 10K and 10Q.
(b) Removes royalty receivables. Average calculated as gross trade receivables as a percent of total gross receivables. Source 10K and 10Q.
(c) Source: Monthly borrowing base documents.
(d) Average calculated as 'total reserves calculated after the credit line' as a percent of 'total collateral availability' multiplied by 'Total Available AR & Inventory'. Source: Monthly borrowing base documents.

11

D I S C L A I M E R This presentation has been prepared by PJ SOLOMON (“SOLOMON”) from materials and information supplied (whether orally or in writing) by Perry Ellis International, Inc. (“Commodore” or the “Company”) and other sources. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing as well as the qualifications, limitations and assumptions in the letter provided by SOLOMON. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. THIS PRESENTATION HAS BEEN ISSUED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT AND CANNOT BE USED OR RELIED UPON, BY ANY OTHER PERSON. THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF SOLOMON, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. SOLOMON SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION. 12